UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2017

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Members of Humana Inc.’s senior management team are scheduled to meet with investors at various times between December 1, 2017 and December 31, 2017. During such meetings, Humana’s management expects to discuss its expectations for the Company’s individual and group Medicare Advantage growth in 2018. Based on the latest information available, the Company now expects net membership gains for its individual Medicare Advantage membership for the year ended December 31, 2018 to approach the higher end of the previously projected growth range of 150,000 to 180,000 members. The Company has also revised its expectations for group Medicare Advantage gains for the same period from the previous growth of low double digits on a percentage basis to an increase of 65,000 to 70,000 members, or a range of 15 to 16 percent above the mid-point of membership expectations for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

Dated: December 5, 2017